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                                                                  Exhibit 11
                                               Statement Re: Computation of Per Share Earnings (Loss)


                                                                For the Six Months Ended                For the Three Months Ended
                                                           ------------------------------          -------------------------------
                                                                       June 30,                                June 30,
                                                           ------------------------------          -------------------------------
                                                               1997              1996                   1997             1996
                                                          --------------     -------------          --------------   --------------
Primary:

Weighted Average Shares Outstanding                         10,409,315        10,154,773             10,447,699        10,239,957

Common Stock Equivalents:
             Options                                      anti-dilutive          633,005               271,535           736,024
             Warrants                                     anti-dilutive           67,239                29,812            87,896
                                                          --------------   -------------          --------------   --------------

                                                            10,409,315        10,855,017            10,749,046        11,063,877
                                                         ==============   =============          ==============   ==============


Net Income (loss) Applicable to Common Stock            $   (4,772,896)   $    3,550,014     $         224,375   $     3,274,910
                                                         ==============   =============          ==============   ==============


Per Share Earnings (Loss)                               $       (0.46)   $          0.33     $            0.02   $          0.30
                                                         ==============   =============          ==============   ==============


Fully diluted:

Weighted Average Shares Outstanding                         10,409,315        10,154,773            10,447,699        10,239,957

Common Stock Equivalents:
             Options                                      anti-dilutive          763,767               405,815           752,690
             Warrants                                     anti-dilutive           75,415                34,012            87,896

Other Dilutive Securities:
7.25% notes                                               not applicable           7,255        not applicable             7,255
9% Senior convertible notes                               anti-dilutive    anti-dilutive        anti-dilutive          2,875,000
                                                          --------------   -------------        --------------      -------------

                                                            10,409,315        11,001,210            10,887,526        13,962,798
                                                          ==============   =============        ==============     ==============


Net Income (loss) Applicable to Common Stock            $   (4,772,896    $    3,550,014     $         224,375   $     3,274,910
Interest expense addback 7.25% notes                    not applicable             1,844     not applicable                  922
Interest expense addback 9% senior convertible notes    anti-dilutive     anti-dilutive      anti-dilutive               645,103
                                                        --------------   ---------------     -----------------     --------------

                                                        $   (4,772,896    $    3,551,858     $         224,375   $     3,920,935
                                                        ===============   ================   =================    ==============


Per Share Earnings (Loss)                              $        (0.46)    $         0.32     $            0.02   $          0.28
                                                        ==============   ===============     =================   ================


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